EXHIBIT 99.5
                                 ------------

           Computational Materials prepared by Goldman, Sachs & Co.
             in connection with GSAA Home Equity Trust 2005-MTR1,
                  Asset-Backed Certificates, Series 2005-MTR1

For loans with DTI greater than 40:



FICO distribution:


FICO

Percent

Total


650.001 - 675.000

11.69

6,301,068.29


675.001 - 700.000

25.81

13,912,409.57


700.001 - 725.000

23.48

12,656,874.74


725.001 - 750.000

13.84

7,461,171.67


750.001 - 775.000

12.97

6,992,661.08


775.001 - 800.000

8.93

4,815,193.14


800.001 - 825.000

3.27

1,765,250.00


Total:

100

53,904,628.49



LTV distribution:


Original LTV

Percent

Total


0.001 - 50.000

0.313

168,620.41


60.001 - 70.000

18.546

9,996,981.31


70.001 - 75.000

7.713

4,157,449.28


75.001 - 80.000

73.175

39,444,777.49


85.001 - 90.000

0.254

136,800.00


Total:

100

53,904,628.49





Disclaimer:



This material has been prepared by the Fixed Income Trading/Sales Department and is not the product of the Fixed Income Research Department. This material is for your private information, and we are not soliciting any action based upon it. Certain transactions, including those involving futures, options and high yield securities, give rise to substantial risk and are not suitable for all investors. Opinions expressed are our present opinions only. The material is based upon information that we consider reliable, but we do not represent that it is accurate or complete, and it should not be relied upon as such. We, or persons involved in the preparation or issuance of this material, may, from time to time, have long or short positions in, and buy or sell, securities, futures or options identical with or related to those mentioned herein. Further information on any of the securities, futures, or options mentioned in this material may be obtained upon request.